Exhibit 99.1

NEWS RELEASE

April 24, 2019

AVANGRID Reports First Quarter 2019 Earnings Results

•	New England clean energy projects are on track

•	New England Clean Energy Connect transmission project received Maine Public Utilities Commission Certificate of Public Convenience & Necessity

•	Vineyard Wind offshore wind project received Massachusetts Department of Public Utilities approval of contracts with electric distribution companies

•	Pursuing cost management and operational efficiencies to deliver long-term sustainable growth

•	Affirming consolidated 2019 earnings guidance

(Orange, CT – April 24, 2019) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $217 million, or $0.70 per share, for the first quarter ended March 31, 2019, compared to $244 million, or $0.79 per share, for the same period in 2018. Excluding the Gas Storage and Trading businesses and certain losses related to its sale, mark-to-market adjustments in the Renewables segment, accelerated depreciation and restructuring charges, non-U.S. GAAP consolidated adjusted net income was $219 million, or $0.71 per share, for the quarter ended March 31, 2019, compared to $243 million, or $0.78 per share, for the same period in 2018.

“We continue to successfully execute on our clean energy initiatives,” commented James P. Torgerson, chief executive officer of AVANGRID. Our New England transmission and offshore wind projects recently received key approvals. These two projects will help decarbonize the region’s energy mix, while providing AVANGRID with opportunities for long-term growth.”

“For the quarter, the wind resources for the Renewables business continued to be significantly below our forecast, as we discussed at our fourth quarter earnings call in February. We have identified and launched initiatives through the mid-period assessment of our Forward 2020+ program to position AVANGRID to be a top tier company in the industry. This will also help to mitigate shortfalls from the Renewables business,” added Torgerson.

Earnings per share for the first quarter of 2019 and 2018 on a U.S. GAAP basis and a non-GAAP adjusted basis are set forth below:

	GAAP Earnings (Loss) Per Share
	Three Months ended March 31,
	2019	2018	‘19 vs ‘18
Networks	$0.65	$0.65	$—
Renewables	0.01	0.16	(0.15)
Corporate	0.04	(0.02)	0.06
Gas Storage	—	—	—

Earnings Per Share	$0.70	$0.79	$(0.09)

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended March 31,
	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18
Networks	$0.65	$0.65	$—
Renewables	0.02	0.15	(0.13)
Corporate	0.04	(0.02)	0.06

Adjusted Earnings Per Share	$0.71	$0.78	$(0.07)

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding

For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of the release.

Avangrid Networks

Earnings for the first quarter 2019 compared to 2018 were relatively flat. Earnings improvement from multi-year rate plans in New York, Connecticut and Massachusetts were primarily offset by increased depreciation expense and the absence of a favorable earnings sharing adjustment recorded in the first quarter 2018.

Avangrid Renewables

Earnings for the first quarter 2019 compared to 2018 were negatively affected by lower wind production (below expectations), extreme winter weather, the expiration of production tax credits and lower earnings from the sale of renewable energy credits, which were partially offset by favorable earnings from thermal and trading.

Corporate

Corporate primarily reflects net interest expenses and taxes period over period. Earnings for the first quarter 2019 compared to 2018 benefitted from a discrete tax item relating to state income taxes and a favorable consolidating tax rate adjustment.

Gas Storage

The sales of the Gas Storage and Trading businesses were completed on May 1 and March 1, 2018, respectively.

Outlook

AVANGRID affirms its U.S. GAAP and adjusted non-U.S. GAAP consolidated earnings outlook for 2019. While the consolidated earnings outlook for 2019 is unchanged, AVANGRID has revised its earnings outlook for the Renewables and Corporate segments based on first quarter wind production and tax impacts in Corporate.

AVANGRID believes the adjusted consolidated earnings outlook is useful in understanding and evaluating actual and projected financial performance of the company. Details of the earnings segments are summarized as follows.

Outlook - Estimated EPS
	As of February 26, 2019		As of April 24, 2019
	U.S. GAAP(1)	Non-U.S. GAAP Adjusted	U.S. GAAP(1)	Non-U.S. GAAP Adjusted
Networks	$1.75 - $1.88	$1.75 - $1.88	$1.75 - $1.88	$1.75 - $1.88
Renewables	$0.45 - $0.53	$0.52 - $0.60	$0.41 - $0.49	$0.48 - $0.56
Corporate	($0.08) - ($0.02)	($0.08) - ($0.02)	($0.05) -$0.01	($0.05) - $0.01
EPS	$2.18 - $2.33	$2.25 - $2.40	$2.18 - $2.33	$2.25 - $2.40

(1)	Includes the MtM portion asset or liability that will be realized in ‘19 & an estimate of accelerated depreciation on repowering

Amounts may not add due to rounding; Estimates are not expected to be additive

Assumes approx. 309.5 million shares outstanding

For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of the release.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing first quarter 2019 earnings tomorrow, Thursday, April 25th beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from Avangrid’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the Investor Relations’ section of AVANGRID’s website.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $33 billion in assets and operations in 24 U.S. states. AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving 3.2 million customers in New York and New England. Avangrid Renewables owns and operates

7.2 gigawatts of electricity capacity, primarily through wind power, with a presence in 22 states across the United States. AVANGRID employs approximately 6,500 people. AVANGRID supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2019 by the Ethisphere Institute. For more information, visit www.avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Zsoka McDonald 203-499-3809

Forward Looking Statements

This news release contains a number of forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “future,” “would,” “could,” “can,” “expect(s,)” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),”“assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)”“can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the reasonable current beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: our future financial performance, anticipated liquidity and capital expenditures; actions or inactions of local, state or federal regulatory agencies; success in retaining or recruiting our officers, key employees or directors; changes in levels or timing of capital expenditures; adverse developments in general market, business, economic, labor, regulatory and political conditions; fluctuations in weather patterns; technological developments; the impact of any cyber-breaches, grid disturbances, acts of war or terrorism or natural disasters; the impact of any change to applicable laws and regulations affecting operations, including those relating to environmental and climate change, taxes, price controls, regulatory approvals and permitting; and other presently unknown or unforeseen factors. Additional risks and uncertainties are set forth under the “Risk Factors” in the AVANGRID, Inc. Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, AVANGRID considers certain non-GAAP financial measures that are not prepared in accordance with U.S. GAAP, including adjusted net income and EPS. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries because it eliminates the impact of financing and certain non-cash charges as well as allow for an evaluation of AVANGRID with a focus on the performance of its core operations. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We provide adjusted net income and adjusted earnings per share, which are adjusted to reflect the effect of mark-to-market changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, adjustments for the non-core Gas Storage and Trading businesses including certain losses related to the sale of such businesses, restructuring charges primarily associated with reorganizing to better align our people resources with business demands and priorities as part of the Forward 2020+ program, and the impact of accelerated depreciation on the repowering of certain Renewables assets. We believe that presenting these non-GAAP financial measures is useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also provide adjusted EPS, which is adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months ended
	March 31,
($M)	2019	2018
Operating Revenues	$1,842	$1,865

Operating Expenses
Purchased power, natural gas and fuel used	563	576
Loss from assets held for sale	—	5
Operations and maintenance	553	527
Depreciation and amortization	222	203
Taxes other than income taxes	163	151

Total Operating Expenses	1,501	1,462

Operating Income	341	403

Other Income and (Expense)
Other expense	(7)	(21)
Earnings from equity method investments	1	2
Interest expense, net of capitalization	(78)	(74)

Income Before Income Tax	257	310

Income tax expense	41	72

Net Income	216	238

Less: Net loss attributable to noncontrolling interests	(1)	(6)

Net Income Attributable to Avangrid, Inc.	$217	$244

Earnings per Common Share, Basic:	$0.70	$0.79

Earnings per Common Share, Diluted:	$0.70	$0.79

Weighted-average # of Common Shares Outstanding (M):
Basic	309.5	309.5
Diluted	309.7	309.8

Amounts may not add due to rounding

Reconciliation of Non-GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended March 31,
	2019	2018	‘19 vs ‘18
Networks	$201	$200	$1
Renewables	4	50	(46)
Corporate	13	(5)	18
Gas Storage	—	(1)	1

GAAP Net Income	$217	$244	$(27)
Adjustments:
Restructuring charges	—	1	(1)
Mark-to-market adjustments - Renewables	(3)	(5)	1
Loss from held for sale measurement	—	5	(5)
Accelerated depreciation from repowering	5	—	5
Income tax impact of adjustments*	—	10	(10)
Gas Storage, net of tax	—	(13)	13

Adjusted Net Income	$219	$243	$(24)

*	2019: Income tax impact of adjustments: $0.9M from mark-to-market (MtM) adjustment and $(1.3)M from accelerated depreciation - Renewables, $(0.1)M from restructuring charges - Networks.
*	2018: Income tax impact of adjustments: $1M from mark-to-market adjustment - Renewables, $(0.3)M from restructuring charges - Networks, $9M from loss from held for sale measurement - Gas.

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three Months ended March 31,
	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18
Networks	$201	$201	$—
Renewables	5	47	(42)
Corporate	13	(5)	18

Adjusted Net Income	$219	$243	$(24)

Avangrid, Inc.

Reconciliation of Adjusted Non-GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended March 31,
	2019	2018	‘19 vs ‘18
Networks	$0.65	$0.65	$—
Renewables	0.01	0.16	(0.15)
Corporate	0.04	(0.02)	0.06
Gas Storage	—	—	—

GAAP Earnings Per Share	$0.70	$0.79	$(0.09)
Adjustments:
Restructuring charges	—	—	—
Mark-to-market adjustments - Renewables	(0.01)	(0.02)	0.01
Loss from held for sale measurement	—	0.02	(0.02)
Accelerated depreciation from repowering	0.02	—	0.02
Income tax impact of adjustments*	—	0.03	(0.03)
Gas Storage, net of tax	—	(0.04)	0.04

Adjusted Earnings Per Share	$0.71	$0.78	$(0.07)

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding

*	2019: EPS Income tax impact of adjustments: $0.01 from mark-to-market (MtM) adjustment and $(0.01) from accelerated depreciation - Renewables.
*	2018: EPS Income tax impact of adjustments: $0.00 from mark-to-market adjustment - Renewables and $(0.00) from restructuring charges - Networks, $0.03 from loss from held for sale measurement.

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended March 31,
	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18
Networks	$0.65	$0.65	$—
Renewables	0.02	0.15	(0.13)
Corporate	0.04	(0.02)	0.06

Adjusted Earnings Per Share	$0.71	$0.78	$(0.07)

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding

Avangrid, Inc.

Reconciliation of Non-GAAP Adjusted 2019 Outlook - Estimated EPS

	As of 2/26/19	As of 4/24/19
Networks	$1.75 - $1.88	$1.75 - $1.88
Renewables	$0.45 - $0.53	$0.41 - $0.49
Corporate	($0.08) - ($0.02)	($0.05) - $0.01

GAAP EPS(1)	$2.18 - $2.33	$2.18 - $2.33

Adjustments:
Mark-to-market adjustments	$0.01	$0.01
Accelerated depreciation on repowering	$0.05	$0.05

Adjusted EPS	$2.25 - $2.40	$2.25 - $2.40

Reconciliation of Non-GAAP Adjusted 2019 Outlook - Estimated EPS
Networks	$1.75 - $1.88	$1.75 - $1.88
Renewables	$0.52 - $0.60	$0.48 - $0.56
Corporate	($0.08) - ($0.02)	($0.05) - $0.01

Adjusted EPS	$2.25 - $2.40	$2.25 - $2.40

(1)	Includes the MtM portion asset or liability that will be realized in ‘19 & an estimate of accelerated depreciation on repowering

Amounts may not add due to rounding; Estimates are not expected to be additive

Assumes approx. 309.5 million shares outstanding